Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-214383) and Form S-3 (File No. 333-232769) of SandRidge Energy, Inc. of our report dated March 5, 2019 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Oklahoma City, Oklahoma
February 27, 2020